EXHIBIT 77Q3 TO FORM N-SAR
Registrant Name: Phoenix Oakhurst Income & Growth Fund
Registrant CIK Number: 0000796298

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-Series 1
Class A $9784, Class B $369, and Class C $39.

73A1/73A2-Series 1
Class A $0.1180, Class B $0.0840, and Class C $0.0840

73B-Series 1
Class A $0.0000, Class B $0.0000, and Class C $0.0000

74U1/74U2- Series 1
Class A 39386, Class B 1803, and Class C 220

74V1/74V2- Series 1
Class A $8.90, Class B $8.95, and Class C $9.02